UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 24, 2015

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2015, Michael Moss was appointed to the Board of Directors of Malvern Bancorp, Inc. (the “Company”) to a term of office expiring at the 2018 Annual Meeting of Shareholders. Mr. Moss’s appointment to the Board of Directors of the company’s wholly owned subsidiary, Malvern Federal Savings Bank, is pending, subject to non-objection by the Office of the Comptroller of the Currency.

There was no arrangement or understanding between Mr. Moss and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Moss and any of the Company’s directors and executive offices and Mr. Moss has not engaged in any transactions with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

The following exhibit is included herewith.

Exhibit Number	Description
99.1	Press release dated March 26, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: March 27, 2015	By:	/s/ Anthony C. Weagley
Anthony C. Weagley
President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated March 26, 2015